Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Record annual sales, earnings and cash flow in 2022
4Q22 Sales of $404 million, down 5% versus prior year
4Q22 Earnings Per Share of $1.18; Adjusted Earnings Per Share of $1.27
4Q22 Cash Flow from Operations of $70 million, up 109% versus prior year
Returned $49 million of cash to shareholders through repurchases and dividends in 2022
Board of Directors authorizes additional $75 million share repurchase program
Awarded Platinum Rating for corporate social responsibility from EcoVadis

Parsippany, N.J., February 17, 2023 - AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending December 31, 2022. In 2022, the Company generated record annual sales, earnings and cash flow reflecting strong commercial execution. In addition, the Company enhanced its capital deployment with the acquisition of U.S. Amines and an increase in return of cash to shareholders through opportunistic share repurchases and an increased dividend, while further reducing debt.
Full Year 2022 Summary
•Sales up approximately 15% versus prior year driven by 20% favorable impact of market-based pricing, 2% higher raw material pass-through pricing and 4% contribution from acquisitions, offset by 10% lower volume
•Net Income of $171.9 million, an increase of $32.1 million versus the prior year
•Adjusted EBITDA of $308.5 million, an increase of $41.5 million versus the prior year
•Cash Flow from Operations of $273.6 million, an increase of $54.8 million versus the prior year
•Capital Expenditures of $89.4 million, an increase of $32.6 million versus the prior year
•Free Cash Flow of $184.2 million, an increase of $22.1 million versus the prior year
•Returned $49 million of cash to shareholders through share repurchases and an increased dividend

Summary full year 2022 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2022	FY 2021
Sales	$1,945,640	$1,684,625
Net Income	171,886	139,791
Diluted Earnings Per Share	$5.92	$4.81
Adjusted Diluted Earnings Per Share (1)	$6.28	$5.15
Adjusted EBITDA (1)	308,481	266,950
Adjusted EBITDA Margin % (1)	15.9%	15.8%
Cash Flow from Operations	273,601	218,849
Free Cash Flow (1)(2)	184,152	162,038
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

“In 2022, AdvanSix built upon our track record of performance with earnings growth for the third consecutive year," said Erin Kane, president and CEO of AdvanSix. "We continue to progress our core strategies and in the fourth quarter our strong commercial performance helped to offset pockets of soft end market demand, customer destocking, and operational challenges. Cash flow generation was robust in the quarter as well supporting disciplined and value-accretive capital deployment. Our additional $75 million share repurchase authorization reinforces the flexibility we've built into our capital allocation strategy. In addition, we were recently honored with our second consecutive Platinum Rating from EcoVadis in recognition of our strengthening corporate social responsibility performance and ranking us among the top 1% of all companies assessed."
Fourth Quarter 2022 Summary
•Sales down approximately 5% versus prior year including a 10% favorable impact of market-based pricing and 4% contribution from acquisitions, offset by 15% lower volume and 4% lower raw material pass-through pricing
•Net Income of $33.6 million, an increase of $10.0 million versus the prior year
•Adjusted EBITDA of $66.6 million, an increase of $14.6 million versus the prior year
•Adjusted EBITDA margin of 16.5%, up 420 bps versus the prior year
•Cash Flow from Operations of $69.6 million, an increase of $36.3 million versus the prior year
•Capital Expenditures of $28.4 million, an increase of $9.1 million versus the prior year
•Free Cash Flow of $41.2 million, an increase of $27.2 million versus the prior year
•Repurchased 284,201 shares for approximately $10 million in 4Q22

Summary fourth quarter 2022 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2022	4Q 2021
Sales	$404,062	$424,064
Net Income	33,625	23,587
Diluted Earnings Per Share	$1.18	$0.80
Adjusted Diluted Earnings Per Share (1)	$1.27	$0.88
Adjusted EBITDA (1)	66,580	51,980
Adjusted EBITDA Margin % (1)	16.5%	12.3%
Cash Flow from Operations	69,614	33,326
Free Cash Flow (1)(2)	41,175	13,986
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $404 million in the quarter decreased approximately 5% versus the prior year. Sales volume decreased approximately 15% driven primarily by soft end market demand and customer destocking. Raw material pass-through pricing was unfavorable by 4% following a net cost decrease in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by 10% compared to the prior year primarily driven by higher ammonium sulfate pricing. The acquisition of U.S. Amines contributed approximately 4% to sales in the quarter.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	FY 2022		FY 2021
	Sales	% of Total	Sales	% of Total
Nylon	$485,241	25%	$422,897	25%
Caprolactam	319,863	16%	316,132	19%
Chemical Intermediates	511,515	26%	544,504	32%
Ammonium Sulfate	629,021	33%	401,092	24%
	$1,945,640	100%	$1,684,625	100%

($ in Thousands)	4Q 2022		4Q 2021
	Sales	% of Total	Sales	% of Total
Nylon	$93,510	23%	$105,288	25%
Caprolactam	71,871	18%	73,673	17%
Chemical Intermediates	101,947	25%	127,862	30%
Ammonium Sulfate	136,734	34%	117,241	28%
	$404,062	100%	$424,064	100%

Adjusted EBITDA of $66.6 million in the quarter increased $14.6 million versus the prior year primarily due to higher market-based pricing and the favorable year-over-year impact of planned plant turnarounds, partially offset by lower sales volume and operational performance.

Adjusted earnings per share of $1.27 increased $0.39 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $69.6 million in the quarter increased $36.3 million versus the prior year primarily due to higher net income. Capital expenditures of $28.4 million in the quarter increased $9.1 million versus the prior year.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.145 per share on the Company's common stock. The dividend is payable on March 17, 2023 to stockholders of record as of the close of business on March 3, 2023.

Outlook
•Expect strong underlying agriculture and fertilizer industry fundamentals to continue
•Expect balanced supply and demand conditions for North American acetone
•Expect headwinds in consumer durables and building and construction end markets across nylon and other chemical intermediates
•Expect Capital Expenditures of $110 million to $120 million in 2023, reflecting increased spend due to critical infrastructure, other maintenance, and growth and cost savings projects
•Expect pre-tax income impact of planned plant turnarounds to be $28 million to $33 million in 2023 versus approximately $50 million in 2022

"With our diverse product portfolio, continued strong agricultural and fertilizer industry fundamentals and the resilience of our business model, AdvanSix is well positioned for another year of differentiated performance in 2023. While we anticipate the challenges of an uncertain environment to impact several end applications within our nylon and chemical intermediates product lines, we remain confident in our demonstrated ability to perform through various business and macroeconomic cycles. We have structurally improved the earnings power of this business and are targeting a return to higher plant production rates in 2023 to complement our strong commercial performance. Our healthy balance sheet will serve us well and continues to support our ability to deploy capital and maximize shareholder value,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2022 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 17 until 12 noon ET on February 24 by dialing (877)

344-7529 (domestic) or (412) 317-0088 (international). The access code is 2764385.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the integrated value chain of our five U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine; the scope, shape and pace of recovery of the pandemic including the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$30,985	$15,100
Accounts and other receivables – net	175,429	178,140
Inventories – net	215,502	149,570
Taxes receivable	9,771	947
Other current assets	9,241	6,097
Total current assets	440,928	349,854

Property, plant and equipment – net	811,065	767,964
Operating lease right-of-use assets	114,688	136,207
Goodwill	56,192	17,592
Intangible assets	49,242	17,980
Other assets	23,216	22,402
Total assets	$1,495,331	$1,311,999

LIABILITIES
Current liabilities:
Accounts payable	$272,770	$221,234
Accrued liabilities	48,820	49,712
Operating lease liabilities – short-term	37,472	36,127
Deferred income and customer advances	34,430	2,749
Total current liabilities	393,492	309,822

Deferred income taxes	160,409	133,330
Operating lease liabilities – long-term	77,571	100,580
Line of credit – long-term	115,000	135,000
Postretirement benefit obligations	—	18,243
Other liabilities	10,679	13,834
Total liabilities	757,151	710,809

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,977,593 shares issued and 27,446,520 outstanding at December 31, 2022; 31,755,430 shares issued and 28,139,954 outstanding at December 31, 2021	320	318
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Treasury stock at par (4,531,073 shares at December 31, 2022; 3,615,476 shares at December 31, 2021)	(45)	(36)
Additional paid-in capital	174,585	195,931
Retained earnings	567,517	411,516
Accumulated other comprehensive loss	(4,197)	(6,539)
Total stockholders' equity	738,180	601,190
Total liabilities and stockholders' equity	$1,495,331	$1,311,999

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Sales	$404,062	$424,064	$1,945,640	$1,684,625

Costs, expenses and other:
Costs of goods sold	335,033	369,538	1,631,161	1,410,503
Selling, general and administrative expenses	22,628	20,873	87,748	82,985
Interest expense, net	763	927	2,781	5,023
Other non-operating (income) expense, net	(16)	648	(1,841)	998
Total costs, expenses and other	358,408	391,986	1,719,849	1,499,509

Income before taxes	45,654	32,078	225,791	185,116
Income tax expense	12,029	8,491	53,905	45,325
Net income	$33,625	$23,587	$171,886	$139,791

Earnings per common share
Basic	$1.22	$0.84	$6.15	$4.97
Diluted	$1.18	$0.80	$5.92	$4.81

Weighted average common shares outstanding
Basic	27,572,344	28,201,439	27,969,436	28,152,876
Diluted	28,608,181	29,417,713	29,031,107	29,045,186

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$33,625	$23,587	$171,886	$139,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,483	16,282	69,353	65,340
Loss on disposal of assets	218	869	1,521	1,711
Deferred income taxes	7,532	(6,533)	16,228	4,702
Stock-based compensation	2,680	2,693	10,279	11,299
Amortization of deferred financing fees	154	253	618	677
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	10,496	(7,223)	17,842	(53,772)
Inventories	(57,070)	(6,658)	(57,043)	31,227
Taxes receivable	5,159	(610)	(8,824)	11,342
Accounts payable	12,401	(1,654)	46,170	25,393
Accrued liabilities	4,544	8,236	(3,122)	14,654
Deferred income and customer advances	31,869	(389)	31,681	(23,630)
Other assets and liabilities	523	4,473	(22,988)	(9,885)
Net cash provided by operating activities	69,614	33,326	273,601	218,849

Cash flows from investing activities:
Expenditures for property, plant and equipment	(28,439)	(19,340)	(89,449)	(56,811)
Acquisition of businesses	—	—	(97,456)	(9,523)
Other investing activities	(781)	(253)	(2,368)	(1,228)
Net cash used for investing activities	(29,220)	(19,593)	(189,273)	(67,562)

Cash flows from financing activities:
Borrowings from line of credit	80,500	42,500	434,500	176,000
Payments of line of credit	(100,500)	(42,500)	(454,500)	(316,000)
Payment of line of credit facility fees	—	(2,442)	—	(2,442)
Principal payments of finance leases	(214)	(201)	(926)	(735)
Dividend payments	(3,990)	(3,518)	(15,073)	(3,518)
Purchase of treasury stock	(10,157)	(63)	(33,748)	(652)
Issuance of common stock	258	352	1,304	554
Net cash used for financing activities	(34,103)	(5,872)	(68,443)	(146,793)

Net change in cash and cash equivalents	6,291	7,861	15,885	4,494
Cash and cash equivalents at beginning of period	24,694	7,239	15,100	10,606
Cash and cash equivalents at the end of period	$30,985	$15,100	$30,985	$15,100

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$14,879	$11,720

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$69,614	$33,326	$273,601	$218,849
Expenditures for property, plant and equipment	(28,439)	(19,340)	(89,449)	(56,811)
Free cash flow (1)	$41,175	$13,986	$184,152	$162,038

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income	$33,625	$23,587	$171,886	$139,791
Non-cash stock-based compensation	2,680	2,693	10,279	11,299
Non-recurring, unusual or extraordinary expenses	—	—	—	—
Non-cash amortization from acquisitions	532	65	1,815	239
Non-recurring M&A costs	—	—	277	172
Benefit from income taxes relating to reconciling items	(535)	(420)	(1,996)	(1,798)
Adjusted Net Income	36,302	25,925	182,261	149,703
Interest expense, net	763	927	2,781	5,023
Income tax expense - adjusted	12,564	8,911	55,901	47,123
Depreciation and amortization - adjusted	16,951	16,217	67,538	65,101
Adjusted EBITDA	$66,580	$51,980	$308,481	$266,950

Sales	$404,062	$424,064	$1,945,640	$1,684,625

Adjusted EBITDA Margin (2)	16.5%	12.3%	15.9%	15.8%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Income	$33,625	$23,587	$171,886	$139,791
Adjusted Net Income	36,302	25,925	182,261	149,703

Weighted-average number of common shares outstanding - basic	27,572,344	28,201,439	27,969,436	28,152,876
Dilutive effect of equity awards and other stock-based holdings	1,035,837	1,216,274	1,061,671	892,310
Weighted-average number of common shares outstanding - diluted	28,608,181	29,417,713	29,031,107	29,045,186

EPS - Basic	$1.22	$0.84	$6.15	$4.97
EPS - Diluted	$1.18	$0.80	$5.92	$4.81
Adjusted EPS - Basic	$1.32	$0.92	$6.52	$5.32
Adjusted EPS - Diluted	$1.27	$0.88	$6.28	$5.15

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021	~$3	~$8	—	~$18	~$29
2022	~$1	~$5	~$44	—	~$50
2023E	~$3	—	$25-$30	—	$28-$33

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.